Exhibit 99.2

Trading Data

Name	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost	Strike Price	Trade Amount	Security	Expiration Date
Pershing Square II, L.P.	February 2, 2012	Buy	5,480	$72.22	N/A	$395,777	Common Stock	N/A